EXHIBIT 23



                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Republic Bancorp, Inc. on Form S-8 of our report dated January 16, 1997, appearing in the Annual Report on Form 10-K of Republic Bancorp, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP


Detroit, Michigan
May 5, 1997